                                                                    Exhibit 10.5

     SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT dated as of March 22, 1996 between Genomica Corporation, a Delaware corporation (the "Company"), and the several purchasers named in the attached Schedule I (individually a
                                                 ----------
"Purchaser" and collectively the "Purchasers").

     WHEREAS, the Company wishes to issue and sell an aggregate of up to 3,320,400 shares (the "Preferred Shares") of the authorized but unissued Series A Convertible Preferred Stock, $.001 par value, of the Company (the "Series A Convertible Preferred Stock"); and

     WHEREAS, the Purchasers, severally, wish to purchase some or all of the Preferred Shares on the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

                                   ARTICLE I

                              THE PREFERRED SHARES

     SECTION 1.1  Issuance, Sale and Delivery of the Preferred Shares.  The
                  ---------------------------------------------------
Company agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees to purchase from the Company, the number of Preferred Shares set forth opposite the name of such Purchaser under the heading "Number of Preferred Shares to be Purchased" on Schedule I, at the aggregate purchase price set forth
                           ----------
opposite the name of such Purchaser under the heading "Aggregate Purchase Price for Preferred Shares" on Schedule I.
                         ----------

     SECTION 1.2  Closing.  The closing of the purchase and sale of Preferred
                  -------
Shares hereunder shall take place at the offices of Dechert Price & Rhoads, Philadelphia, at 10:00 a.m., New York time, on March 22, 1996, or at such other location, date and time as may be agreed upon between the Purchasers and the Company (such closing being called the "Closing" and such date and time being called the "Closing Date"). At the Closing, the Company shall issue and deliver to each Purchaser a stock certificate or certificates in definitive form, registered in the name of such Purchaser, representing the Preferred Shares being purchased by it at the Closing. As payment in full for the Preferred Shares being purchased by it under this Agreement, and against delivery of the stock certificate or certificates therefor as aforesaid, on the Closing Date each Purchaser shall transfer to the account of the Company by wire transfer the amount set forth opposite the name of such Purchaser under the heading "Aggregate Purchase Price for Preferred Shares" on Schedule I.
                                                   ----------

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchasers that, except as set forth in the Disclosure Schedule attached as Schedule II:
                                       -----------

     SECTION 2.1  Operations.  The Company has not commenced any material
                  ----------
operations. As of the date hereof there is no action, suit, claim, proceeding or investigation pending or threatened against or affecting the Company and the Company is not subject to any order, writ, injunction or decree entered in any lawsuit or proceeding. Schedule II contains a complete list of the Company's
                        -----------
material agreements, obligations and liabilities. The Company does not have an Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, as amended.

     SECTION 2.2  Organization, Qualifications Corporate Power.
                  --------------------------------------------

          (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in the Commonwealth of Pennsylvania and in the State of New York and each other jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where failure to so qualify would not have a material adverse effect on the business, affairs or prospects of the Company. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement, the Registration Rights Agreement with the Purchasers in the form attached as Exhibit A (the "Registration Rights
                                            ---------
Agreement"), the Founders Agreements with the Purchasers and Dr. Thomas G. Marr, Donald Fisher, Steven Cozza and Jackie Salit (the "Founders"), in the form attached as Exhibit B-1 (the "Founders Agreements"), the Stockholders Agreements
            -----------
with the Purchasers and JRathmann, MRathmann, LRathmann, SRathmann and RRathmann, Cold Spring Harbor Laboratory and John Maroney (the "Stockholders") in the form attached as Exhibit B-2 (the "Stockholders Agreements"), a Voting
                        -----------
Agreement among the Company, and the Purchasers and the other parties thereto in the form attached as Exhibit C (the "Voting Agreement"), the license Agreement
                     ---------
by and between the Company and Cold Spring Harbor Laboratory in the form attached as Exhibit D (the "License Agreement"), the Common Stock Acquisition
            ---------
Agreements with Harris & Harris Group, Inc., JRathmann, MRathmann, LRathmann, SRathmann and RRathmann, Cold Spring Harbor Laboratory, John Maroney, Jacqueline Salit, Steven Cozza, Donald Fisher and Thomas Marr in the form attached as Exhibit E (the "Common Stock Acquisition Agreements"), and the Consulting
---------
Agreement by and between the Company and Thomas Marr in the form attached as Exhibit F (the "Marr Consulting Agreement)
---------
to issue, sell and deliver the Preferred Shares and to issue and deliver the shares of Common Stock issuable upon conversion of the Preferred Shares (the "Conversion Shares").

          (b) The Company has no subsidiaries. The Company does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any participating interest in any partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity.

     SECTION 2.3  Authorization of Agreements, Etc.
                  --------------------------------

          (a) The execution and delivery by the Company of this Agreement, the Registration Rights Agreement, the Voting Agreement, the License Agreement, the Founders Agreements, the Stockholders Agreements, the Common Stock Acquisition Agreements and the Marr Consulting Agreement (collectively, the "Transaction Agreements"), the performance by the Company of its obligations hereunder and thereunder, the issuance, sale and delivery of the Preferred Shares and the issuance and delivery of the Conversion Shares have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation of the Company, as amended (the "Charter") or the By-laws of the Company (the "By-Laws"), as amended, or any provision of any indenture, agreement or other instrument to which the Company, any of its subsidiaries or any of their respective properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or any of its subsidiaries. To the best of the Company's knowledge, the execution, delivery and performance of the Transaction Agreements does not violate, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default by any other party under any other indenture, agreement or instrument.

          (b) The Preferred Shares have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable shares of Series A Convertible Preferred Stock with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Registration Rights Agreement and the Voting Agreement. The Conversion Shares have been duly reserved for issuance upon conversion of the Preferred Shares and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the

Company except as set forth in the Registration Rights Agreement and the Voting Agreement. Neither the issuance, sale or delivery of the Preferred Shares nor the issuance or delivery of the Conversion Shares is subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person.

     SECTION 2.4  Validity.  This Agreement has been duly executed and delivered
                  --------
by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, and each other Transaction Agreements, when executed and delivered by the Company, will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms (subject in each case, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally and general principles of equity).

     SECTION 2.5  Authorized Capital Stock.  The authorized capital stock of the
                  ------------------------
Company consists of (i) 4,000,000 shares of Preferred Stock, $.001 par value (the "Preferred Stock"), all of which have been designated Series A Convertible Preferred Stock, and (ii) 12,000,000 shares of Common Stock. Immediately prior to the Closing, 2,929,600 shares of Common Stock will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof and no shares of Preferred Stock shall have been issued. Immediately after giving effect to the Closing, the stockholders of record and holders of subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company, and the number of shares of Common Stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each, will be as set forth in the attached Schedule
                                                                     --------
III.  The designations, powers, preferences, rights, qualifications, limitations
---
and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Charter, a copy of which is attached as Exhibit G, and all such designations, powers, preferences, rights,
---------
qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Except as set forth in the attached
Schedule III, (i) no person owns of record or is known to the Company to own
------------
beneficially any share of Common Stock, (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding and (iii) except as provided by this Agreement and the Charter, there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as provided for in the Charter, the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as provided for in the Charter, the Founders Agreements, Stockholders Agreements and the Voting Agreement, there are no voting trusts or agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company or any of its subsidiaries to which the Company or any of its subsidiaries or, to the Company's knowledge, any other person or entity, is a party. All of the outstanding securities of the Company were issued in compliance with all applicable Federal and state securities laws.

     SECTION 2.6  Third Party Approvals.  No registration or filing with, or
                  ---------------------
consent or approval of or other action by any third party, is or will be necessary for the valid execution, delivery and performance by the Company of the Transaction Agreements, the issuance, sale and delivery of the Preferred Shares or upon conversion thereof, the issuance and delivery of the Conversion Shares, other than (i) filings pursuant to state securities laws (all of which filings have been made by the Company, other than those which are required to be made after the Closing and which will be duly made on a timely basis) in connection with the sale of the Preferred Shares and (ii) with respect to the Registration Rights Agreement, the registration of the shares covered thereby with the Commission and filings pursuant to state securities laws.

     SECTION 2.7  Proprietary Information of Third Parties.  To the best
                  ----------------------------------------
knowledge of the Company, no third party has claimed or has reason to claim that any person employed by or affiliated with (or currently proposed to be employed by or affiliated with) the Company has (a) violated or may be violating any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company which suggests that such a claim might be contemplated. To the best knowledge of the Company, no person employed by or affiliated with (or currently proposed to be employed by or affiliated with) the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the best knowledge of the Company, no person employed by or affiliated with (or currently proposed to be employed by or affiliated with) the Company has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation. To the best knowledge of the Company, none of the execution or delivery of the Transaction Agreements, or the carrying on of the business of the Company as officers employees or agents by any officer, director or key employee of the Company (or currently proposed to be such an officer, director or key employee), or the conduct or proposed conduct of the business of the Company, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated.

     SECTION 2.8  Patents, Trademarks, Etc.  (a) Set forth in Schedule II is a
                  ------------------------                    -----------
list and brief description of all domestic and foreign patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, and all applications for such which are in the process of being prepared, owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any right, and in each case a brief description of the nature of such right. The Company owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, customer lists and know how (collectively, "Intellectual Property") necessary or desirable to the conduct of its business as conducted and as proposed to be conducted, and no claim is pending or, to the best of the Company's knowledge, threatened to the effect that the operations of the Company as conducted and as proposed to be conducted infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and to the best of the Company's knowledge there is no basis for any such claim (whether or not pending or threatened). No claim is pending or, to the best of the Company's knowledge, threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and there is no basis for any such claim (whether or not pending or threatened). To the best of the Company's knowledge, all technical information developed by and belonging to the Company which has not been patented has been kept confidential.

          (b) No person or entity has any right, title or interest of any kind in or to any of the research and other work which has been performed prior to the date hereof by or under the direction of the Founders with respect to the matters described in the Company's summary of proposed business set forth on Exhibit H hereto (the "Plan"), except for (i) the Founders, each of whom has
---------
executed either an Employee Nondisclosure and Developments Agreement or a Nondisclosure Agreement (in the case of employees of Cold Spring Harbor Laboratory) in substantially the form of Exhibit I-1 or Exhibit I-2,
                                         -----------    -----------
respectively, (ii) Cold Spring Harbor Laboratory, which has licensed its entire right, title and interest in and to all such research and other work to the Company pursuant to the License Agreement, and (iii) the rights of any governmental agency as set forth on Schedule II.
                                    -----------

     SECTION 2.9  Disclosure.  There is no state of facts known to the Company
                  ----------
relating to the business, affairs, condition or prospects of the Company which materially adversely affects the same, or which may in the future (so far as the Company can now reasonably foresee) materially adversely the same, which has not been disclosed to the Purchasers by the Company.

     SECTION 2.10  Knowledge.  As used in this Article II, the phrase "known to
                   ---------
the Company" (or words to such effect) shall mean the knowledge, after due inquiry, of Dr. Thomas G. Marr and Cold Spring Harbor Laboratory.

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser severally represents and warrants to the Company that:

     (a) it is an "accredited investor" within the meaning of Rule 501 under the Securities Act of 1933, as amended (the "Securities Act") and was not organized for the specific purpose of acquiring the Preferred Shares;

     (b) it has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

     (c) it has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management;

     (d) the Preferred Shares being purchased by it are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof in violation of the Securities Act;

     (e) it understands that (i) the Preferred Shares and the Conversion Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Preferred Shares (and, upon conversion thereof, the Conversion Shares) must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Preferred Shares and Conversion Shares will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect; and

     (f) if it sells any Conversion Shares pursuant to Rule 144A promulgated under the Securities Act, it will take all necessary steps in order to perfect the exemption from registration provided thereby, including (i) obtaining information to enable it to establish a reasonable belief that the purchaser is a qualified institutional buyer and (ii) advising such purchaser that Rule 144A is being relied upon with respect to such resale.

                                   ARTICLE IV

                CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS

The obligation of each Purchaser to purchase and pay for the Preferred Shares being purchased by it on the Closing Date is, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

     (a) Opinion of Company's Counsel. The Purchasers shall have received from
         ----------------------------
Dechert, Price, & Rhoads, counsel for the Company, an opinion dated the Closing Date, in substantially the form attached as Exhibit J hereto.
                                            ---------

     (b) Representations and Warranties to be True and Correct.  The
         -----------------------------------------------------
representations and warranties contained in Article II shall be true, complete and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the President and Treasurer of the Company shall have certified to such effect to the Purchasers in writing.

     (c) Performance. The Company shall have performed and complied with all
         -----------
agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and the President and Treasurer of the Company shall have certified to the Purchasers in writing to such effect and to the further effect that all of the conditions set forth in this Article IV have been satisfied.

     (d) All Proceedings to be Satisfactory.  All corporate and other
         ----------------------------------
proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and their counsel, and the Purchasers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

     (e) Supporting Documents.  The Purchasers and their counsel shall have
         --------------------
received copies of the following documents:

          (i) (A) the Charter, certified as of a recent date by the Secretary of State of the State of Delaware, and (B) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Company, the payment of all franchise taxes by the Company and listing all documents of the Company on file with said Secretary.

          (ii) a certificate of the Secretary or an Assistant Secretary of the Company dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the By-laws of the Company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the stockholders of the Company authorizing the execution, delivery and performance of the Transaction Agreements, the issuance, sale and delivery of the Preferred Shares and the reservation, issuance and delivery of the Conversion Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by the Transaction Agreements; (C) that the Charter has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(B) above; and
(D) to the incumbency and specimen signature of each officer of the Company executing the Transaction Agreements, the stock certificates representing the Preferred Shares and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause
(ii); and

          (iii) such additional supporting documents and other information with respect to the operations and affairs of the Company as the Purchasers or their counsel reasonably may request.

     (f)  Transaction Agreements.  The Transaction Agreements (other than this
          ----------------------
Agreement) shall have been duly executed and delivered by the parties thereto.

     (g)  Charter. The Charter shall read in its entirety as set forth in
          -------
Exhibit G.
---------

     (h)  By-Laws.  The By-Laws shall read in their entirety as set forth in
          -------
Exhibit K.
---------

     (i)  Proprietary Information.  Each of the Founders and the persons listed
          -----------------------
on Exhibit L shall have executed and delivered either an Employee Nondisclosure
   ---------
and Developments Agreement or a Nondisclosure Agreement (in the case of employees of Cold Spring Harbor Laboratory) substantially in the form of Exhibit
                                                                         -------
I-1 or Exhibit I-2, respectively.
---    -----------

                                   ARTICLE V

                            COVENANTS OF THE COMPANY

The Company covenants and agrees with each of the Purchasers that for so long as any Series A Convertible Preferred Stock is outstanding:

     SECTION 5.1  Financial Statements, Reports, Etc.  The Company shall furnish
                  ----------------------------------
to each Purchaser who holds at least 1,000,000 Preferred Shares:

          (a) within ninety (90) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and certified by a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company, provided that the Company's obligations under this Section 5.1(a) shall terminate upon (i) the registration of the Company's securities under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or (ii) the registration of the Company's securities under Section 12(g) of the Exchange Act and the admission to listing of such securities on the Nasdaq Stock Market;

          (b) within thirty days after the end of each month and each quarter in each fiscal year (other than the last month in each fiscal year), a consolidated balance sheet of the Company and its subsidiaries and the related consolidated statements of income, stockholders' equity and cash flows, unaudited but prepared in accordance with generally accepted accounting principles and certified by the Chief Financial Officer of the Company, such consolidated balance sheet to be as of the end of such month or quarter, as the case may be, and such consolidated statements of income, stockholders' equity and cash flows to be for such month or quarter, as the case may be, and for the period from the beginning of the fiscal year to the end of such month or quarter, as the case may be, in each case with comparative statements for the prior fiscal year, provided that the Company's obligations under this Section 5.1(b) shall terminate upon (i) the registration of the Company's securities under Section 12(b) of the Exchange Act or (ii) the registration of the Company's securities under Section 12(g) of the Exchange Act and the admission to listing of such securities on the Nasdaq Stock Market;

          (c) at the time of any delivery of each annual financial statement pursuant to Section 5.1 (a), a certificate executed by the Chief Executive Officer of the Company stating that such officer has caused this Agreement and the Series A Convertible Preferred Stock to be reviewed and has no knowledge of any default by the Company in the performance or observance of any of the provisions of this Agreement or the Series A Convertible Preferred Stock or, if such officer has such knowledge, specifying such default and the nature thereof,

          (d) at the time of any delivery of each monthly and quarterly statement pursuant to Section 5.1(b), a management narrative report explaining all material variances from forecasts and all material current developments in staffing, marking, sales and operations;

          (e) no later than sixty (60) days prior to the start of each fiscal year, consolidated capital and operating expense budgets, cash flow projections and income and loss projections for the Company and its subsidiaries in respect of such fiscal year, all itemized in reasonable detail and prepared on a monthly basis, and, promptly after preparation, any revisions to any of the foregoing;

          (f) promptly following receipt by the Company, each audit response letter, accountant's management letter and other written report submitted to the Company by its independent public accountants in connection with an annual or interim audit of the books of the Company or any of its subsidiaries;

          (g) promptly after the commencement thereof, notice of all actions, suits, claims, proceedings, investigations and inquiries of the type described in Sections 2.1, 2.7 or 2.8 that could materially adversely affect the Company or any of its subsidiaries;

          (h) promptly upon sending, making available or filing the same, (i) all press releases, and (ii) all reports and financial statements that the Company sends or makes available to its stockholders or directors or files with the Securities and Exchange Commission; and

          (i) promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of the Company and its subsidiaries as such Purchaser reasonably may request.

     SECTION 5.2  Reserve for Conversion Shares.  The Company shall at all times
                  -----------------------------
reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Preferred Shares and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Preferred Shares from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Preferred Shares or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Preferred Shares.

     SECTION 5.3  Corporate Existence.  The Company shall maintain and, except
                  -------------------
as otherwise permitted by Section 5.14 cause each of its subsidiaries to maintain, their respective corporate existence, rights and franchises in full force and effect.

     SECTION 5.4  Properties, Business, Insurance.  The Company shall maintain
                  -------------------------------
and cause each of its subsidiaries to maintain as to their respective properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, which insurance shall be deemed by the Company to be sufficient.

     SECTION 5.5  Inspection, Consultation and Advice.  The Company shall permit
                  -----------------------------------
and cause each of its subsidiaries to permit each Purchaser and such persons as such Purchaser may designate, at such Purchaser's expense, to visit and inspect any of the properties of the Company and its subsidiaries, examine their books and take copies and extracts therefrom (subject to the prior execution and delivery to the Company of a confidentiality agreement in a reasonable form provided by the Company from time to time), discuss the affairs, finances and accounts of the Company and its subsidiaries with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with such Purchaser and such designees such affairs, finances and accounts), and consult with and advise the management of the Company and its subsidiaries as to their affairs, finances and accounts, all at reasonable times and upon reasonable notice.

     SECTION 5.6  Restrictive Agreements Prohibited.  Neither the Company nor
                  ---------------------------------
any of its subsidiaries shall become a party to any agreement which by its terms restricts the Company's performance of any Transaction Agreement, the By-Laws or the Charter.

     SECTION 5.7  Transactions with Affiliates.  Except for transactions
                  ----------------------------
contemplated by this Agreement or as otherwise approved by the Board of Directors, neither the Company nor any of its subsidiaries shall enter into any transaction with any director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Company or any of its subsidiaries, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, except for transactions on customary terms related to such person's employment with the Company.

     SECTION 5.8  Expenses of Directors.  The Company shall promptly reimburse
                  ---------------------
in full each director of the Company who is not an employee of the Company and who was elected as a director solely or in part by the holders of Series A Convertible Preferred Stock for all of his reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any committee thereof.

     SECTION 5.9  Use of Proceeds.  The Company shall use the proceeds from the
                  ---------------
sale of the Preferred Shares solely for working capital.

     SECTION 5.10  Board of Directors Meetings.  The Company shall use its best
                   ---------------------------
efforts to ensure that meetings of its Board of Directors are held at least four times each year and at least once each quarter. The Company shall permit each Purchaser owning at least 1,000,000 Preferred Shares to have one representative attend each meeting of the Board of Directors of the Company and each meeting of any committee thereof and to participate in all discussions during each such meeting. The Company shall send to each Purchaser and each such representative the notice of the time and place of such meeting in the same manner and at the same time as it shall send such notice to its directors or committee members, as the case may be; provided, however, that the Company shall have no obligations
                 --------  -------
with respect to notice or permitted attendance of a non-director Purchaser's representative under this Section 5.10 in the event of any meeting of the Board of Directors, or portion thereof, as to which the Board shall reasonably conclude (and shall have notified each Purchaser of such conclusion) that the existence or potential existence of a significant conflict of interest or the necessity of confidentiality in the best interests of the Company and the stockholders precludes such notice or attendance. As a condition to attendance at any Board of Directors meeting, each Purchaser agrees that such Purchaser's representative may be required to sign and deliver to the Company a confidentiality agreement in a reasonable form provided by the Company from time to time. The Company shall also provide to each Purchaser and designee copies of all notices, reports, minutes and consents at the time and in the manner as they are provided to the Board of Directors or committee, except for information reasonably designated as proprietary information by the Board of Directors.

     SECTION 5.11  By-Laws.  The Company shall at all times maintain provisions
                   -------
in its By-laws and/or Charter indemnifying all directors and officers against liability (and providing for expense reimbursement thereof to the extent contained therein on the date hereof) and absolving all directors from liability to the Company and its stockholders to the maximum extent permitted under the laws of the State of Delaware.

     SECTION 5.12  Performance of Contracts.  The Company shall not amend,
                   ------------------------
modify, terminate, waive or otherwise alter, in whole or in part, any of the Transaction Agreements or any Nondisclosure and Developments Agreement or any Nondisclosure Agreement with any person without the written consent of those members of the Company's Board of Directors elected solely by the holders of Series A Preferred Stock.

     SECTION 5.13  Vesting of Reserved Employee Shares.  The Company shall not
                   -----------------------------------
grant to any of its directors, employees or consultants options to purchase Common Stock which will become exercisable at a rate in excess of 20% per annum from the date of such grant without the unanimous written consent of those members of the Company's Board of Directors elected solely by the holders of Series A Convertible Preferred Stock.

     SECTION 5.14  Employee Nondisclosure and Developments Agreements.  The
                   --------------------------------------------------
Company shall obtain, and shall cause its subsidiaries to obtain, an Employee Nondisclosure and Developments Agreement or a Nondisclosure Agreement (in the case of employees of Cold Spring Harbor Laboratory) in substantially the form of
Exhibit I-2 or Exhibit I-2, respectively from all future officers, key employees
-----------    -----------
and all other employees who may have access to confidential information of the Company or any of its subsidiaries, upon their employment by the Company or any of its subsidiaries or by Cold Spring Harbor Laboratory pursuant to any agreement between Cold Spring Harbor Laboratory and the Company.

     SECTION 5.15  Activities of Subsidiaries.  Without the unanimous consent of
                   --------------------------
the Company's Board of Directors (or unanimous consent of a special committee of the Board of Directors appointed by unanimous consent of the whole Board of Directors): (i) the Company shall not permit any subsidiary to consolidate or merge into or with or sell or transfer all or substantially all its assets, except that any wholly-owned subsidiary may (A) consolidate or merge into or with or sell or transfer assets to any other wholly-owned subsidiary, or (B) merge into or sell or transfer assets to the Company; (ii) the Company shall not sell or otherwise transfer any shares of capital stock of any subsidiary, except to the Company or any wholly-owned subsidiary, or permit any subsidiary to issue, sell or otherwise transfer any shares of its capital stock or the capital stock of any subsidiary, except to the Company or any wholly-owned subsidiary; or (iii) the Company shall not permit any subsidiary to purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of its stock, except for dividends or other distributions payable to the Company or any wholly-owned subsidiary.

     SECTION 5.16  Compliance with Laws.  The Company shall comply, and cause
                   --------------------
each subsidiary to comply, in all material respects with all applicable laws, rules, regulations and orders.

     SECTION 5.17  Keeping of Records and Books of Account.  The Company shall
                   ---------------------------------------
keep, and cause each subsidiary to keep, adequate and accurate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and such subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

     SECTION 5.18  Change in Nature of Business.  The Company shall not make, or
                   ----------------------------
permit any subsidiary to make, any material change in the nature of its business as contemplated in the Plan.

     SECTION 5.19  U.S. Real Property Interest Statement.  The Company shall
                   -------------------------------------
provide prompt written notice to each Purchaser following any "determination date" (as defined in Treasury Regulation Section 1.897-2(c)(i)) on which the Company becomes a United States real property holding corporation. In addition, upon a written request by any Purchaser, the Company shall provide such Purchaser with a written statement informing the Purchaser whether such Purchaser's interest in the Company constitutes a U.S. real property interest. The Company's determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made. The Company's written statement to any Purchaser shall be delivered to such Purchaser within ten (10) days of such Purchaser's written request therefor. The Company's obligation to furnish a written statement pursuant to this Section 5.19 shall continue notwithstanding the fact that a class of the Company's stock may be regularly traded on an established securities market.

     SECTION 5.20  Rule 144A Information.  The Company shall, at all times
                   ---------------------
during which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, provide in writing, upon the written request of any Purchaser or a prospective buyer of Preferred Shares or Conversion Shares from any Purchaser, all information required by Rule 144A(d)(4)(i) of the General Regulations promulgated by the Commission under the Securities Act ("Rule 144A Information"). The Company also shall, upon the written request of any Purchaser, cooperate with and assist such Purchaser or any member of the National Association of Securities Dealers, Inc. PORTAL system in applying to designate and thereafter maintain the eligibility of the Preferred Shares or Conversion Shares, as the case may be, for trading through PORTAL. The Company's obligations under this Section 5.20 shall at all times be contingent upon the relevant Purchaser's obtaining from the prospective buyer of Preferred Shares or Conversion Shares a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than a person who will assist such buyer in evaluating the purchase of any Preferred Shares or Conversion Shares.

     SECTION 5.21  Termination of Covenants.  The covenants set forth in
                   ------------------------
Sections 5.19 and 5.20 shall terminate and be of no further force or effect as to each of the Purchasers when such Purchaser no longer holds any shares of capital stock of the Company. All of the other covenants set forth in this
Article V shall terminate and be of no further force or effect as to a Purchaser when such Purchaser owns less than 50,000

Preferred Shares (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like with respect to the Series A Convertible Preferred Stock).

                                   ARTICLE VI

                                 MISCELLANEOUS

     SECTION 6.1  Expenses.  Each party hereto will pay its own expenses in
                  --------
connection with the transactions contemplated hereby, whether or not such transactions shall be consummated, provided, however, that assuming a successful completion of such transactions, the Company shall pay the reasonable fees and disbursements of the Purchasers' special counsel Skadden, Arps, Slate, Meagher & Flom and Dechert Price & Rhoads, in connection with such transactions and any subsequent amendment, waiver, consent or enforcement thereof.

     SECTION 6.2  Survival of Agreements.  Except as otherwise specified herein,
                  ----------------------
all covenants, agreements, representations and warranties made herein or in the Registration Rights Agreement, the Founders Agreements, the Stockholders Agreements, the Voting Agreement or any certificate or instrument delivered to the Purchasers pursuant to or in connection with this Agreement, the Registration Rights Agreement, the Founders Agreements, the Stockholders Agreements or the Voting Agreement, shall survive the execution and delivery of this Agreement, the Registration Rights Agreement, the Founders Agreements, the Stockholders Agreements and the Voting Agreement, the issuance, sale and delivery of the Preferred Shares, and the issuance and delivery of the Conversion Shares, and all statements contained in any certificate or other instrument delivered by the Company hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by the Company.

     SECTION 6.3  Brokerage.  Each party hereto will indemnify and hold harmless
                  ---------
the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

     SECTION 6.4  Parties in Interest.  All representations, covenants and
                  -------------------
agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting the Purchasers shall inure to the benefit of any and all subsequent holders from time to time of Preferred Shares or Conversion Shares.

     SECTION 6.5 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed as follows:

          (a) if to the Company, c/o Falcon Technology Partners, L.P., 600 Dorset Road, Devon, PA 19333 Attention: President, with a copy to: Henry Nassau, Esq., Dechert, Price & Rhoads, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103-2793 (Facsimile No. (215) 994-2222); and

          (b) if to any Purchaser, at the address of such Purchaser set forth in
Schedule I, with a copy to Kent Coit, Esq., Skadden, Arps, Slate, Meagher &
----------
Flom, One Beacon Street, Boston, Massachusetts 02108 (Facsimile No. (617) 573-
4822);

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

     SECTION 6.6  Governing Law.  This Agreement shall be governed by and
                  -------------
construed in accordance with the laws of the State of New York.

     SECTION 6.7  Entire Agreement.  This Agreement, including the Schedules and
                  ----------------
Exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

     SECTION 6.8  Counterparts.  This Agreement may be executed in two or more
                  ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 6.9  Amendments.  This Agreement may not be amended or modified,
                  ----------
and no provisions hereof may be waived, except with the written consent of the Company and the holders of Preferred Shares which are convertible into a number of shares of Common Stock, and/or shares of Common Stock issued upon conversion of Preferred Shares, constituting at least two-thirds of the outstanding shares of Common Stock issued or issuable upon conversion of the Preferred Shares.

     SECTION 6.10 Severability.  If any provision of this Agreement shall be
                  ------------
declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

     SECTION 6.11  Titles and Subtitles.  The titles and subtitles used in this
                   --------------------
Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

     SECTION 6.12  Certain Defined Terms.  As used in this Agreement, the
                   ---------------------
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          (a) "person" shall mean an individual, corporation, trust, partnership, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

          (b) "subsidiary" shall mean, as to the Company, (i) any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) or (ii) any partnership, limited liability company or similar entity of which more than 50% of the ownership interests, or any percentage of general partner or managing member interest, is at the time directly or indirectly owned by the Company, or by one or more of its subsidiaries, or by the Company and one or more of its subsidiaries.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Company, and the Purchasers have executed this Agreement as of the day and year first above written.

                                 GENOMICA CORPORATION

                                 By: /s/ James L. Rathmann
                                    -------------------------------
                                      James L. Rathmann
                                      President


[Corporate Seal]

                                 PURCHASERS:

                                 FALCON TECHNOLOGY PARTNERS, L.P.


                                 By: /s/ James L. Rathmann
                                    -------------------------------
                                      James L. Rathmann
                                      General Partner

                                 HARRIS & HARRIS GROUP, INC.

                                 By: /s/ David C. Johnson, Jr.
                                    -------------------------------
                                      David C. Johnson, Jr.
                                      Title: Executive Vice President

                                   SCHEDULE I

                                    Number of Preferred           Aggregate Purchase Price
Purchaser                           Shares to be Purchased        for Preferred Shares
---------                           ----------------------        ------------------------
Falcon Technology Partners, L.P.    1,660,200                     $1,000,104.48*

Harris & Harris Group, Inc.         1,660,200                     $1,000,104.48


* Partial payment for shares in the amount of $403,229.14 is being made Falcon Technology Partners as cancellation of certain indebtedness, described in the following chart, owed by the Company to Falcon Technology Partners, L.P.

         =================================================================
         Origination    Interest Rate     Principal      Interest Due as
         Date                                            of 3/22/96
         -----------------------------------------------------------------
         3/12/96         6%               $100,000       $  164.38
         -----------------------------------------------------------------
         2/16/96         6%               $200,000       $ 1150.68
         -----------------------------------------------------------------
         1/2/96          6%               $ 50,000       $  657.53
         -----------------------------------------------------------------
         10/18/95        5.88%            $ 50,000       $1,256.55
         =================================================================

                                  SCHEDULE II

Section 2.1 The Transaction Agreements, as such term is defined in the Series A Convertible Preferred Stock Purchase Agreement to which this Schedule II is attached (the "Agreement")

Section 2.8 (a) Pursuant to the License Agreement, as such term is defined in the Agreement and attached thereto as Exhibit D and incorporated by reference
                                      ---------
herein, the Company is the licensee of the Patent Rights, Licensed Copyrights and Technical Information as such terms are defined in the License Agreement, subject to the rights of Cold Spring Harbor Laboratory ("CSHL") and the federal government as set forth therein.

            (b) Pursuant to a certain Letter Agreement dated March 15, 1996 between CSHL and the Company, the Company is the licensee of future inventions made by Marr and the Company prior to January 1, 2001.

                                  SCHEDULE III

                  Genomica Corporation Capitalization Table      March ___, 1996

                                     Common Stock   % of Common   Series A Preferred  % Series A  Total Shares        $ of Total
Falcon Technology Partners L.P.                                           1,660,200       50.00%     1,660,200            26.06%
Rathmann Family                           600,000        19.67%                                        600,000             9.42%
Harris and Harris Group, Inc.             199,800         6.55%           1,660,200       50.00%     1,860,000            29.20%
Cold Spring Harbor Laboratories           679,679        22.29%                                        679,679            10.67%
John Maroney                               60,121         1.97%                                         60,121             0.94%
Thomas Marr                             1,080,000        35.41%                                      1,080,000            16.95%
Donald Fisher                             250,000         8.20%                                        250,000             3.92%
Jackie Salit                               30,000         0.98%                                         30,000             0.47%
Steve Cozza                                30,000         0.98%                                         30,000             0.47%
Pool for inventions                       120,000         3.93%                                        120,000             1.88%

Total                                   3,049,600       100.00%           3,320,400      100.00%     6,370,000           100.00%